Exhibit 5

MARK A. WEISS
DIRECT DIAL:  579-6599
FACSIMILE:  579-6956
E-MAIL:  MWEISS@KMKLAW.COM

						June 30, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

	This firm serves as general counsel to The Midland Company (the "Company"). In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth below including (1) the Registration Statement on Form S-8 relating to the registration of 550,000 shares of common stock of the Company pursuant to the The Midland Guardian Co. Salaried Employees 401(k) Savings Plan, a plan covering all employees of the Company and its subsidiaries; 250,000 shares of common stock of the Company pursuant to the 2000 Associate Discount Stock Purchase Plan; 100,000 shares of common stock of the Company pursuant to the Stock Option Plan for Non-Employee Directors, each as amended to the date hereof (collectively, the "Plans"), (2) the Articles of Incorporation and Code of Regulations of the Company, each as amended to the date hereof, and (3) resolutions of the Board of Directors of the Company relating to the approval and amendment of the Plans, issuance of shares of common stock pursuant to the Plans and the filing of the Registration Statement. Based upon such examination and considerations, we are of the opinion:

	1. That the Company is a duly organized and validly existing corporation under the laws of the State of Ohio; and

	2. That the Company has taken all necessary and required corporate actions in connection with the proposed issuance of a total of 550,000 shares of common stock and that the common stock, when issued and delivered, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

	We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

					Sincerely yours,

					KEATING, MUETHING & KLEKAMP, P.L.L.



					By:/s/Mark A. Weiss
					      Mark A. Weiss